UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K


                         CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                         Date of Report
                             (Date of earliest event reported)


                        June 20, 2005


                  THE COMMERCE GROUP, INC.
                (Exact name of registrant as specified in its charter)


 Massachusetts          001-13672         04-2599931
 (State or other                   (Commission File             (IRS Employer
  jurisdiction                         Number)                  Identification
   of incorporation)                                                 No.)


      211 Main Street, Webster, Massachusetts  01570
     (Address of principal executive offices)                        (Zip Code)

Registrant?s telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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The Commerce Group, Inc.
Form 8-K
June 21, 2005

Section 8.  Other Events
     Item 8.01  Other Events


As noted in our Form 10-Q filed for the period ended March 31, 2005, the Company had previously filed an action in Suffolk Superior Court (the ?Court?) asking the Court to determine whether revised Commonwealth Automobile Reinsurers rules (the ?Revised CAR Rules?) approved by the Massachusetts Commissioner of Insurance (the ?Commissioner?) on December 31, 2004, were consistent with Massachusetts law.

On June 20, 2005, the Court ruled that the Commissioner did not have the statutory authority to issue the Revised CAR Rules, because ?the Revised CAR Rules creating an Assigned Risk Plan are contrary to the plain language of G.L. c. 175, Section 113H and its underlying spirit and purpose??. The Court?s ruling annuls the Commissioner?s order, vacates the Revised CAR Rules, and establishes that an assigned risk plan cannot be created without the approval of the Massachusetts Legislature. The Company cannot determine if the Commissioner will appeal. The Court?s decision and order can currently be found at the following website of CAR: http://www.commauto.com/execupdate/updates/decision.pdf.

Also as noted in the Company?s aforementioned Form 10-Q, the Commissioner has not yet established 2005 values for CAR Rules 11 and 12, which adjust a company?s market share to determine its ultimate participation in the results of the 2005 CAR deficit. In light of the Court?s decision, the Massachusetts Division of Insurance has stayed indefinitely the deadline for submission of briefs and additional testimony on the values for CAR Rules 11 and 12. As such, and until such time as these values are determined, we will continue to utilize our market share as the estimate of our participation in the 2005 CAR deficit.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                THE COMMERCE GROUP, INC.
                                June 21, 2005


                                /s/ Randall V. Becker
                                Randall V. Becker
                                Treasurer and Chief Accounting Officer

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